                                                                                                                Exhibit 99(b)
                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                                    ASSETS





                                                                                   DECEMBER 31,              SEPTEMBER 30,
                                                                                       1992                       1993
                                                                                  (DERIVED FROM
                                                                                     AUDITED
                                                                                    FINANCIAL
                                                                                   STATEMENTS)                (UNAUDITED)
                                                                                 --------------              --------------
CASH AND CASH EQUIVALENTS                                                        $    1,849,698              $    6,737,170
ACCOUNTS RECEIVABLE, LESS ALLOWANCE FOR DOUBTFUL
 ACCOUNTS OF APPROXIMATELY $640,000 IN 1992 AND
      $972,000 IN 1993                                                               35,968,253                  73,144,937
FILM INVENTORIES                                                                    147,775,148                 190,014,728
PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION
 AND AMORTIZATION OF APPROXIMATELY $5,425,000 IN 1992 AND
      $6,947,000 IN 1993                                                             10,309,209                  10,372,895
NOTES RECEIVABLE FROM OFFICERS AND OTHER RELATED PARTIES                              1,965,000                   2,010,000
OTHER ASSETS                                                                          6,540,881                   6,516,644
INVESTMENT IN AFFILIATED COMPANY                                                     17,937,997                  19,833,997
                                                                                 --------------              --------------
TOTAL ASSETS                                                                     $  222,346,186              $  308,630,371
                                                                                 ==============              ==============










                            SEE ACCOMPANYING NOTES.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                   DECEMBER 31,              SEPTEMBER 30,
                                                                                       1992                       1993
                                                                                  (DERIVED FROM
                                                                                     AUDITED
                                                                                    FINANCIAL
                                                                                   STATEMENTS)                (UNAUDITED)
                                                                                 --------------              --------------
NOTE PAYABLE TO BANK                                                             $   58,500,000              $   89,800,000
ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                                 8,218,481                  20,042,980
THIRD PARTY PARTICIPATIONS PAYABLE                                                   23,834,301                  33,612,893
LONG-TERM DEBT                                                                       30,000,000                  30,000,000
DEFERRED INCOME                                                                      21,702,987                  11,167,858
DEFERRED INCOME TAXES                                                                 7,800,121                   9,479,121
                                                                                 --------------              --------------
           TOTAL LIABILITIES                                                        150,055,890                 194,102,852

STOCKHOLDERS' EQUITY:
  PREFERRED STOCK, PAR VALUE $.01 PER SHARE; 300,000
   SHARES AUTHORIZED; NONE OUTSTANDING                                               ---                         ---
  COMMON STOCK, $.01 PAR VALUE; 50,000,000 SHARES
   AUTHORIZED; ISSUED AND OUTSTANDING:
   12,728,560 IN 1992 AND 15,799,726 IN 1993                                            127,285                     157,997
  CAPITAL IN EXCESS OF PAR VALUE                                                     37,825,947                  70,593,844
  RETAINED EARNINGS                                                                  34,552,348                  43,984,305
                                                                                 --------------              --------------
                                                                                     75,505,580                 114,736,146

TREASURY SHARES, 64,677 IN 1992 AND 62,677 IN 1993, AT COST                            (215,284)                   (208,627)
                                                                                 --------------              --------------
           TOTAL STOCKHOLDERS' EQUITY                                                72,290,296                 114,527,519
                                                                                 --------------              --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $  222,346,186              $  308,630,371
                                                                                 ==============              ==============









                            SEE ACCOMPANYING NOTES.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED



                                                            NINE MONTHS ENDED                    THREE MONTHS ENDED
                                                    ---------------------------------      ------------------------------
                                                      SEPTEMBER 30,      SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                                          1992               1993              1992             1993
                                                    ---------------      ------------      -------------     ------------
REVENUE                                             $  161,939,967    $   238,693,989   $    60,684,302     $  62,209,752
COSTS RELATING TO REVENUE                              140,143,193        198,934,042        56,479,774        49,791,850
                                                     -------------        -----------       -----------      ------------
GROSS INCOME                                            21,796,774         39,759,947         4,204,528        12,417,902

OPERATING EXPENSES:
 GENERAL AND ADMINISTRATIVE                             16,905,719         20,433,096         6,249,418         6,546,390
 SELLING                                                   901,961          1,107,019           369,736           467,919
 DEPRECIATION AND AMORTIZATION                           1,867,978          2,775,000           718,171           786,000
                                                     -------------        -----------       -----------      ------------
                                                        19,675,658         24,315,115         7,337,325         7,800,309
                                                     -------------        -----------       -----------      ------------
INCOME (LOSS) FROM OPERATIONS                            2,121,116         15,444,832        (3,132,797)        4,617,593

INTEREST EXPENSE                                        (1,657,640)        (2,527,525)       (1,157,795)         (888,613)
OTHER CHARGES                                             (132,568)          (388,623)          (24,938)         (164,522)
                                                     -------------        -----------       -----------      ------------
INCOME (LOSS) BEFORE EQUITY INCOME OF, AND GAIN
 ON ISSUANCE OF STOCK BY, AFFILIATED COMPANY
 AND PROVISION FOR INCOME TAXES                            330,908         12,528,684        (4,315,530)        3,564,458
EQUITY IN INCOME OF AFFILIATED COMPANY                   1,325,000          1,896,000           575,000         1,741,000
GAIN ON ISSUANCE OF STOCK BY AFFILIATED COMPANY          4,334,867                 --         4,334,867                --
                                                     -------------        -----------       -----------      ------------

INCOME BEFORE PROVISIONS FOR INCOME TAXES                5,990,775         14,424,684           594,337         5,305,458

PROVISION (BENEFIT) FOR INCOME TAXES                     1,758,946          4,992,727            (6,000)        1,587,132
                                                     -------------        -----------       -----------       -----------

NET INCOME                                          $    4,231,829    $     9,431,957   $       600,337     $   3,718,326
                                                     =============        ===========       ===========       ===========

PRIMARY NET INCOME PER SHARE OF COMMON STOCK        $         0.30    $          0.56   $          0.04     $        0.21
                                                     =============        ===========       ===========       ===========
FULLY DILUTED NET INCOME PER SHARE
 OF COMMON STOCK                                    $         0.30    $          0.53   $          0.04     $        0.20
                                                     =============        ===========       ===========       ===========
PRIMARY WEIGHTED AVERAGE NUMBER OF SHARES
 OF COMMON STOCK OUTSTANDING                            14,327,274         16,892,165        14,170,934        18,086,977
                                                     =============        ===========       ===========       ===========
FULLY DILUTED WEIGHTED AVERAGE NUMBER OF
 SHARES OF COMMON STOCK OUTSTANDING                     14,327,274         19,479,971        14,170,934        20,279,126
                                                     =============        ===========       ===========       ===========

                            SEE ACCOMPANYING NOTES.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEAR ENDED DECEMBER 31, 1992 AND NINE MONTHS
                           ENDED SEPTEMBER 30, 1993



                                                                                                      COMMON
                                                                      CAPITAL IN                      STOCK
                                                        COMMON        EXCESS OF      RETAINED        HELD IN
                                                        STOCK         PAR VALUE      EARNINGS        TREASURY             TOTAL
                                                        ------        ---------      --------        --------             -----
BALANCE, DECEMBER 31, 1991 (AUDITED)               $    126,716      $ 37,592,837   $  28,134,133   $   (215,284)     $  65,638,402

ISSUANCE OF 56,909 SHARES OF COMMON STOCK
 UPON EXERCISE OF OPTIONS                                   569           233,110         --              --                233,679

NET INCOME                                               --                --           6,418,215         --              6,418,215
                                                    -----------       -----------      ----------      ---------        -----------

BALANCE, DECEMBER 31, 1992 (AUDITED)               $    127,285      $ 37,825,947   $  34,552,348   $   (215,284)     $  72,290,296

ISSUANCE OF 175,076 SHARES OF COMMON STOCK
 UPON EXERCISE OF OPTIONS                                 1,751           627,820         --              --                629,571

SALE OF 2,875,000 SHARES OF COMMON STOCK                 28,750        31,821,079         --              --             31,849,829

ISSUANCE OF 21,090 SHARES OF COMMON STOCK                   211           318,998         --              --                319,209

SALE OF 2,000 SHARES OF TREASURY STOCK                   --                --             --               6,657              6,657

NET INCOME                                               --                --           9,431,957         --              9,431,957
                                                     -----------       -----------      ----------      ---------        -----------

BALANCE, SEPTEMBER 30, 1993 (UNAUDITED)             $   157,997      $ 70,593,844   $  43,984,305   $   (208,627)     $ 114,527,519
                                                    ===========       ===========      ==========      =========        ===========


                            SEE ACCOMPANYING NOTES.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- UNAUDITED




                                                                                                   NINE MONTHS ENDED
                                                                                         -----------------------------------
                                                                                         SEPTEMBER 30,         SEPTEMBER 30,
                                                                                             1992                  1993
                                                                                         -------------         -------------
OPERATING ACTIVITIES:
  NET INCOME                                                                             $   4,213,829         $   9,431,957
    ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
     PROVIDED BY (USED IN) OPERATING ACTIVITIES:
        INCREASE IN ALLOWANCE FOR DOUBTFUL ACCOUNTS                                            218,000               332,000
        AMORTIZATION OF FILM INVENTORIES                                                    80,379,843           113,678,266
        DEPRECIATION AND OTHER AMORTIZATION                                                  1,867,978             2,775,000
        UNDISTRIBUTED EARNINGS FROM AFFILIATED COMPANY                                      (1,325,000)           (1,896,000)
        GAIN ON ISSUANCE OF STOCK BY AFFILIATED COMPANY                                     (4,897,476)               ---
        DEFERRED INCOME TAXES                                                                1,350,527             1,679,000
        CHANGES IN OTHER ASSETS AND LIABILITIES:
         (INCREASE) DECREASE IN:
            ACCOUNTS RECEIVABLE                                                             (2,718,167)          (37,508,684)
            GROSS FILM INVENTORIES                                                         (95,229,336)         (155,917,846)
            OTHER ASSETS                                                                    (3,257,149)            1,726,186
         INCREASE (DECREASE) IN:
            ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                           (4,443,778)           11,824,499
            THIRD PARTY PARTICIPATIONS PAYABLE                                              (6,438,246)            9,778,592
            DEFERRED INCOME                                                                (22,096,285)          (10,535,129)
                                                                                         -------------        --------------
            TOTAL ADJUSTMENTS                                                              (56,589,089)          (64,064,116)
                                                                                         -------------        --------------
            CASH USED IN OPERATING ACTIVITIES                                              (52,357,260)          (54,632,159)
                                                                                         -------------        --------------

INVESTING ACTIVITIES:
    PURCHASE OF PROPERTY AND EQUIPMENT                                                      (5,881,052)           (1,585,686)
    NOTES RECEIVABLE FROM OFFICERS AND OTHER
       RELATED PARTIES                                                                          48,000               (45,000)
                                                                                         -------------        --------------
            CASH USED IN INVESTING ACTIVITIES                                               (5,833,052)           (1,630,686)
                                                                                         -------------        --------------

FINANCING ACTIVITIES:
    NET PROCEEDS FROM BORROWINGS ON NOTE PAYABLE                                            55,638,624            96,845,051
    REPAYMENT OF NOTE PAYABLE                                                                   ---              (68,500,000)
    PROCEEDS FROM ISSUANCE OF SHARES OF COMMON STOCK                                           138,522            32,805,266
                                                                                         -------------        --------------
            CASH PROVIDED BY FINANCING ACTIVITIES                                           55,777,146            61,150,317
                                                                                         -------------        --------------

DECREASE IN CASH AND CASH EQUIVALENTS                                                       (2,413,166)            4,887,472

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                             4,333,485             1,849,698
                                                                                         -------------        --------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                               $   1,920,319        $    6,737,170
                                                                                         =============        ==============


                            SEE ACCOMPANYING NOTES.

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              September 30, 1993



NOTE 1  -  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

           The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three- and nine-month periods ended September 30, 1993 are not necessarily indicative of the results that may be expected for the year ending December 31, 1993. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1992.


NOTE 2  -  FILM INVENTORIES

           Film inventories, net of accumulated amortization, were approximately as follows (in thousands):

                                            December 31,        September 30,
                                               1992                 1993
                                            ------------        -------------
           Films Released                     $ 62,784            $101,437

           Films Completed but Not Released     41,519               4,926

           Films in Process                     30,557              73,997

           Distribution Rights                  12,915               9,655
                                              --------            --------
                                              $147,775            $190,015
                                              ========            ========

                 NEW LINE CINEMA CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - CHANGE IN METHOD OF ACCOUNTING FOR INCOME TAXES

         Effective January 1, 1993, the Company adopted FASB Statement No. 109, "Accounting for Income Taxes." Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. These differences relate primarily to the gain on issuance of stock by an affiliated company, advertising and print expenditures, third party participations, and film amortization. Prior to the adoption of Statement
109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

         As permitted by Statement 109, the Company has elected not to restate financial statements for any prior years. The effect of the change on pretax income from continuing operations and the cumulative effect of the change for the three- and nine-month periods ended September 30, 1993 was not material.

NOTE 4-  SUMMARIZED INCOME STATEMENT INFORMATION
         OF AFFILIATED COMPANY

         The Company currently owns a 37.4% investment in RHI Entertainment, Inc. ("RHI"), accounted for using the equity method. Prior to July 29, 1992, the Company owned 52.6% of RHI. At December 31, 1992, RHI was significant as defined by applicable regulations of the Securities and Exchange Commission. The following summarizes the income statement of RHI for the three- and nine-month periods ended September 30, 1992 and 1993 (in thousands), respectively:

                                               Nine Months Ended                Three Months Ended
                                                 September 30,                     September 30,
                                              -------------------               ------------------
                                              1992           1993               1992          1993
                                              ----           ----               ----          ----
     Revenue                                   $39,642       $70,745            $21,324     $48,728
     Costs and expenses                         34,313        61,581             19,032      40,663
                                                ------        ------             ------      ------
     Income from operations                      5,329         9,164              2,292       8,065
     Interest expense, net                         625           472                 92         286
                                                ------        ------             ------      ------
     Income before income taxes                  4,704         8,692              2,200       7,779
     Provision for income taxes                  1,812         3,424                847       3,073
                                                 -----         -----             ------      ------
     Net income                                 $2,892        $5,268             $1,353      $4,706
                                                ======        ======             ======      ======
     Company's share of net income              $1,325        $1,896             $  575      $1,741
                                                ======        ======             ======      ======



NOTE 5  -  NOTE PAYABLE TO BANK

           On March 26, 1993, the Company entered into a new credit facility (the "Credit Facility") providing a revolving credit of $150,000,000 for a period of three years. Except for the increase in principal amount and a restriction on the amounts of permitted increases in selling, general and administrative expenses, the terms of the Credit Facility do not materially differ from the Company's previous credit facility.


NOTE 6  -  COMMON STOCK

           On March 5, 1993, the Company issued 2,875,000 shares of Common Stock through a public offering. The net proceeds from this offering approximated $32,000,000.


NOTE 7  -  CONTINGENCIES

           Legal Matters

           An action is pending against the Company in the Supreme Court of the State of New York, County of New York, by Smart Egg Pictures, S.A. one of the joint venture partners with the Company in the initial "Nightmare on Elm Street" film, for an accounting and damages of at least $5,000,000, together with punitive damages in connection with the series of Nightmare on Elm Street films, and for treble damages under the RICO laws. The Company believes that there are good and meritorious defenses to the claims.

           The Writers Guild of America, West, Inc. and the Directors Guild of America, Inc. and Screen Actors Guild have each filed a demand for arbitration against the Company seeking payment of residual compensation to writers, directors and actors, respectively, involved in various productions, and interest thereon. The claims do not specify damages. The Company has been recouping amounts it believes were overpaid from residual compensation otherwise payable. Such recoupment is also the subject of the arbitration claims. Management believes that the Company has good defenses to the claims and that its position on recoupment of overpayments is correct.

           In May 1992, the Company, Allied Vision, Ltd. ("Allied") and innovation Books, a division of the Innovative Corporation, were named as defendants in an action brought by Stephen King in the United States District Court for the Southern District of New York. The action sought to ban the use of Mr. King's name in connection with the film "The Lawnmower Man" (the
Film"). The Film completed its theatrical release in the United States and had its home video release on August 26, 1992. The action was settled in May 1993 involving a payment by the Company of $200,000 and an agreement to make no further use of Mr. King's name in connection with the Film. The Plaintiff, however, is seeking to hold the Company in contempt for violation of a consent decree entered into as part of the settlement, dealing principally with restrictions in the continued use of Mr. King's name.

In this connection, the plaintiff is seeking unspecified damages, recall of certain home video cassettes packages and legal fees.

       In January 1993, Troma, Inc. commenced an action against the Company, certain of its officers and directors and a former officer seeking damages in excess of $50,000,000 for alleged failure to produce and release a motion picture based upon the plaintiff's "Toxic Crusaders" characters. The named officers and directors are entitled to coverage by the Company's policies of liability insurance. The Company has obtained an order dismissing the tort claims asserted by the plaintiff and expects to commence discovery shortly.

       The Company and its subsidiaries are parties to various other legal proceedings, all of which are considered routine and incidental to the business of the Company and are not material to the financial condition and operation of the business. In management's opinion, the ultimate outcome of these legal proceedings, as well as the lawsuits discussed above, will not have a material adverse effect on the financial position of the Company but, although not probable, could have a material adverse effect on the results of operations in any one year. At this time, the Company cannot predict the outcome nor estimate the range of loss for the lawsuits discussed above.

NOTE 8 - SUBSEQUENT EVENT

       On October 15, 1993, Turner Broadcasting System, Inc. ("TBS") and the Company jointly announced that the two companies have entered into a definitive merger agreement providing for the tax-free merger of the Company with a wholly-owned subsidiary of TBS. Under the terms of the merger agreement, each outstanding share of the Company's Common Stock will be converted into the right to receive 0.96386 share of TBS Class B Common Stock. Based upon the Company's outstanding shares, options, warrants, and convertible debt securities, TBS would issue up to approximately 21 million shares of its Class B Common Stock in the merger.

       Consummation of the merger agreement is subject to the approval of the Company's stockholders and customary conditions to closing. TBS is one of the world's leading suppliers of entertainment and information programming. The merger is scheduled to close immediately following a special meeting of the Company's stockholders, currently expected to be held in December 1993.


                                      9